                                                                           EX-11

                      SYRATECH CORPORATION AND SUBSIDIARIES

                               COMPUTATION OF NET INCOME PER COMMON SHARE (UNAUDITED)
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        Three Months Ended               Nine Months Ended
                                                           September 30,                    September 30,
                                                      ----------------------           ----------------------
                                                        1996           1995              1996           1995
                                                      -------        -------           -------        -------
WEIGHTED AVERAGE NUMBER OF
   SHARES OUTSTANDING:
Common stock .....................................      8,676         11,720             8,676         11,720

Common equivalent shares resulting from
     stock options (treasury stock method) .......         94             83               196             94
                                                      -------        -------           -------        -------

              Total ..............................      8,770         11,803             8,872         11,814
                                                      =======        =======           =======        =======

Income from continuing operations ................    $10,006        $ 6,141           $18,719        $ 8,234
Income from discontinued operations ..............                         0                           33,023
                                                      -------        -------           -------        -------
    Net income ...................................    $10,006        $ 6,141           $18,719        $41,257
                                                      =======        =======           =======        =======

Net Income Per Common Share:
Income from continuing operations ................    $  1.14        $  0.52           $  2.13        $  0.70
Income from discontinued operations ..............                                                       2.79
                                                      -------        -------           -------        -------
    Net income ...................................    $  1.14        $  0.52           $  2.13        $  3.49
                                                      =======        =======           =======        =======
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